December 14, 2011

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	China Dredging Group Co., Ltd.
File No. 000-53465

Dear Sir or Madam:

We have read Item 16F of the Form 20-F of China Dredging Group Co., Ltd. dated December 14, 2011, and we agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Webb & Company, P.A.

WEBB & COMPANY, P.A.